UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Adtalem Global Education Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADTALEM GLOBAL EDUCATION INC.
500 W. Monroe, 28th Floor
Chicago, Illinois 60661

SUPPLEMENTAL MATERIALS
RELATING TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, NOVEMBER 10, 2021

October 21, 2021

TO OUR SHAREHOLDERS:

On October 8, 2021, Adtalem Global Education Inc. (“ATGE”) filed its definitive proxy statement (the “Proxy Statement”) in connection with ATGE’s 2021 Annual Meeting of Shareholders (“2021 Annual Meeting”) to be held on Wednesday, November 10, 2021, and mailed the Proxy Statement, the proxy card and its Annual Report for the year ended June 30, 2021 to shareholders. The Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/ATGE2021.

These supplemental proxy materials are being filed with the Securities and Exchange Commission and made available to our shareholders for the purpose of clarifying a statement in the Proxy Statement and providing additional information to shareholders. Capitalized terms below that are not otherwise defined shall have the meanings assigned to them in the Proxy Statement.

We are providing these supplemental proxy materials to correct statements on pages 4 and 26 of the Proxy Statement that identified Lisa W. Wardell, our Executive Chairman, as an ex officio member of the standing committees of the Board of Directors. Ms. Wardell is not a member, ex officio or otherwise, of any Board committees, including Audit & Finance, Compensation, and Nominating & Governance. In accordance with the policies of our Board of Directors and its respective committees, Ms. Wardell may not cast a vote at any of the committee meetings.

The reference to Ms. Wardell being an ex officio member of all Board committees in footnote 2 on page 4 of the Proxy Statement under “Proxy Summary – Our Board of Directors” shall be deemed to be deleted. Additionally, the sentence on page 26 under “Board Structure and Operations – Summary of Board and Committee Structure” that “In her role as Executive Chairman, Ms. Wardell is an ex officio member of each committee,” shall also be deemed to be deleted.

ATGE is proud of its sound corporate governance practices. ATGE’s Board has an active role in the company’s overall strategy. ATGE’s full Board is responsible for assessing major risks facing ATGE and overseeing management’s plans and actions directed toward the mitigation and/or elimination of such risks. As noted in ATGE’s proxy statement, each of the company’s five board committees are composed entirely of independent directors. Since 2016, ATGE has notably increased female and multicultural representation on its Board. ATGE continues to engage in active Board refreshment and added three new directors in 2021 who bring significant healthcare and marketing expertise and deep knowledge of ATGE’s operations and strategy. Each year ATGE’s Board and Board committees undertake a self-evaluation process to critically evaluate their performance and effectiveness.

Our Proxy Statement, including these supplemental materials and the Company’s Annual Report for the year ended June 30, 2021 are available at http://investors.adtalem.com. Given ATGE’s strong corporate governance practices, including its Board committees composed solely of independent Board members, your Board recommends that investors vote FOR each of the director nominees named in Proposal No. 1.

By Order of the Board of Directors

Douglas G. Beck
Senior Vice President, General Counsel and Corporate Secretary